UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2006

THE TALBOTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 749-7600

              Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 – Financial Information

Item 2.01    Completion of Acquisition or Disposition of Assets.

On May 3, 2006, The Talbots, Inc. (“Talbots”) completed its previously announced acquisition of The J. Jill Group, Inc., a Delaware corporation (“J. Jill”) in a taxable all-cash transaction for total equity consideration of approximately $517 million. Stockholders of J. Jill received $24.05 in cash in exchange for each share of common stock of J. Jill.

Section 7 – Regulation FD

Item 7.01    Regulation FD Disclosure

For additional information regarding the merger, reference is made to the press release of Talbots furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

a.	Financial Statements of Business Acquired.

The financial statements and additional information required pursuant to Item 9.01(a) of Form 8-K will be filed by amendment to this report on Form 8-K within 71 calendar days after the date on which this report on Form 8-K must be filed.

b.	Pro Forma Financial Information.

The pro forma financial information required pursuant to Item 9.01(b) of Form 8-K will be filed by amendment to this report on Form 8-K within 71 calendar days after the date on which this report on Form 8-K must be filed.

d.	Exhibits.

99.1	Press Release of The Talbots, Inc. dated May 3, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: May 3, 2006	By:	/s/ Carol Stone
	Name:	Carol Stone
	Title:	Vice President, Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of The Talbots, Inc. dated May 3, 2006.